Exhibit 32.1




                        CERTIFICATION PURSUANT TO
    18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
                      THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Oxford Technologies, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jacinta Sit, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Jacinta Sit
--------------------------------
Jacinta Sit, President
(principal executive officer and
principal accounting officer


November 16, 2005